Exhibit 99.1

NEWS RELEASE

Immediate Release

Inovio Pharmaceuticals Welcomes Nancy Wysenski

To Its Board of Directors

PLYMOUTH MEETING, Pa. – March 5, 2014 – Inovio Pharmaceuticals, Inc. (NASDAQ: INO), a leader in the development of immunotherapies for cancer and infectious diseases, announced today that Nancy Wysenski joined its Board of Directors. Ms. Wysenski, a commercial pharmaceutical executive, has over 30 years’ experience in the pharmaceutical industry and has launched numerous new products.

Ms. Wysenski previously served as the Executive Vice President and Chief Commercial Officer of Vertex Pharmaceuticals, a publicly traded pharmaceutical company where she led the effort to build the commercial infrastructure and launched Incivek® and Kalydeco®. Prior to joining Vertex, Ms. Wysenski held the position of Chief Operating Officer of Endo Pharmaceuticals, a specialty pharmaceutical company, where she led sales, marketing, commercial operations, supply chain management, human resources and various business development initiatives. Prior to her time at Endo, Ms. Wysenski participated in the establishment of EMD Pharmaceuticals, Inc., where she held various leadership positions, including the role of President and Chief Executive Officer from 2001 to 2006 and Vice President of Commercial from 1999 to 2001. From 1984 to 1998, Ms. Wysenski held several sales-focused roles at major pharmaceutical companies, including Vice President of Field Sales for Astra Merck, Inc.

Ms. Wysenski is the Founder and Past President of the Research Triangle Park Chapter of the Healthcare Businesswomen’s Association, a global non-profit organization for which she serves as a Board Member. She served on the Nominating Committee and National Advisory Board of the Healthcare Businesswomen’s Association. Ms. Wysenski earned a B.S. in Nursing from Kent State University and also holds an Executive Masters in Business Administration from Baldwin Wallace College. Nancy J. Wysenski also serves on the boards of Alkermes PLC and Tetraphase Pharmaceuticals.

Dr. J. Joseph Kim, President & CEO of Inovio, said, “Nancy brings to our Board of Directors her experience and judgment in growing a pharmaceutical business and launching new products. Her counsel in these critical areas will support Inovio as we move our products closer to market.”

About Inovio Pharmaceuticals, Inc.

Inovio is revolutionizing the fight against cancer and infectious diseases. Our immunotherapies uniquely activate best-in-class immune responses to prevent and treat disease, and have shown clinically significant efficacy with a favorable safety profile. With an expanding portfolio of immune therapies, the company is advancing a growing preclinical and clinical stage product pipeline. Partners and collaborators include Roche, MedImmune, University of Pennsylvania, DARPA, Drexel University, NIH, HIV Vaccines Trial Network, National Cancer Institute, U.S. Military HIV Research Program, and University of Manitoba. For more information, visit www.inovio.com.

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This press release contains certain forward-looking statements relating to our business, including our plans to develop electroporation-based drug and gene delivery technologies and DNA vaccines, our expectations regarding our research and development programs and our capital resources. Actual events or results may differ from the expectations set forth herein as a result of a number of factors, including uncertainties inherent in pre-clinical studies, clinical trials and product development programs (including, but not limited to, the fact that pre-clinical and clinical results referenced in this release may not be indicative of results achievable in other trials or for other indications, that the studies or trials may not be successful or achieve the results desired, including safety and efficacy for VGX-3100, that pre-clinical studies and clinical trials may not commence or be completed in the time periods anticipated, that results from one study may not necessarily be reflected or supported by the results of other similar studies and that results from an animal study may not be indicative of results achievable in human studies), the availability of funding to support continuing research and studies in an effort to prove safety and efficacy of electroporation technology as a delivery mechanism or develop viable DNA vaccines, our ability to support our broad pipeline of SynCon® active immune therapy and vaccine products, our ability to advance our portfolio of immune-oncology products independently, including INO-5150, and to commence a phase I clinical trial for INO-5150 in the first half of 2015, the adequacy of our capital resources, the availability or potential availability of alternative therapies or treatments for the conditions targeted by the company or its collaborators, including alternatives that may be more efficacious or cost-effective than any therapy or treatment that the company and its collaborators hope to develop, our ability to enter into partnerships in conjunction with our research and development programs, evaluation of potential opportunities, issues involving product liability, issues involving patents and whether they or licenses to them will provide the company with meaningful protection from others using the covered technologies, whether such proprietary rights are enforceable or defensible or infringe or allegedly infringe on rights of others or can withstand claims of invalidity and whether the company can finance or devote other significant resources that may be necessary to prosecute, protect or defend them, the level of corporate expenditures, assessments of the company’s technology by potential corporate or other partners or collaborators, capital market conditions, the impact of government healthcare proposals and other factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2013, our Form 10-Q for the quarter ended September 30, 2014, and other regulatory filings from time to time. There can be no assurance that any product in Inovio’s pipeline will be successfully developed or manufactured, that final results of clinical studies will be supportive of regulatory approvals required to market licensed products, or that any of the forward-looking information provided herein will be proven accurate.